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                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, David J. Kolibachuk, acting on behalf of U.S. Bank Trust National Association (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated December 15, 2004, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Series 2004-102 Trust (SBC Communications Inc.) during the period from January 1, 2004 to December 31, 2004.

Date: March 28, 2005

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee of

                                       CABCO Series 2004-102 Trust (SBC
                                       Communications Inc.)

                                       By: /s/ David J. Kolibachuk
                                           -------------------------
                                           Name: David J. Kolibachuk
                                           Title: Vice President